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                                                                     Exhibit 1.1

                              1,000,000 Shares Maximum
                               850,000 Shares Minimum
                                   Common Stock

                               CHAPMAN HOLDINGS, INC.
                         The World Trade Center - Baltimore
                         410 East Pratt Street, 28th Floor
                             Baltimore, Maryland 21202

                             PLACEMENT AGENCY AGREEMENT

                                                 [  ], 1998

The Chapman Co.
The World Trade Center - Baltimore
401 East Pratt Street, 28th Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

          Chapman Holdings, Inc. a Maryland corporation (the "Corporation"), proposes to cause to be issued, and sold (the Offering") through The Chapman Co. (the "Placement Agent") on a "best efforts" basis, a minimum of 850,000 (the "Minimum") and a maximum of 1,000,000 (the "Maximum") shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock") at a public offering price of $[6] per share (the "Offering Price").

     SECTION 1.   APPOINTMENT

     The Corporation hereby appoints the Placement Agent, and the Placement Agent hereby agrees, to act as underwriter of the Shares for the period and on the terms set forth in this Agreement. In connection therewith, the Corporation has delivered to the Placement Agent copies of its Articles of Incorporation and Bylaws, the Corporation's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") (the "Registration Statement"), and the Corporation's current prospectus (as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Placement Agent with all amendments of or supplements to the foregoing.

     SECTION 2.   DISTRIBUTION SERVICES

     Subject to the direction and control of the Corporation's Board of Directors (the "Board"), the Placement Agent shall serve as underwriter of the Shares.

     (a) As agent of and underwriter for the Corporation, the Placement Agent shall offer, and solicit offers to subscribe to, the Shares as shall then be effectively regis-

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tered under the Securities Act and applicable state securities laws.  All subscriptions for the Shares obtained by the Placement Agent shall be directed to the Corporation for acceptance and shall not be binding on the Corporation until accepted by it. The Placement Agent shall have no authority to make binding subscriptions on behalf of the Corporation. The Placement Agent's rights hereunder shall not apply to shares of Common Stock issued in connection with the reinvestment by the Corporation's stockholders of dividends or other distributions or any other offering by the Corporation of securities to its stockholders.

     (b) The Placement Agent shall use its best efforts to obtain subscriptions to the Shares upon the terms and conditions contained herein and in the Prospectus, including the Offering Price. The Corporation shall furnish to the Placement Agent from time to time, for use in connection with the Offering, such information with respect to the Corporation and the Shares as the Placement Agent may reasonably request. The Corporation shall supply the Placement Agent with such copies of the Prospectus as the Placement Agent may request. The Placement Agent may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be an agent of the Corporation or have any rights under this Agreement.

     (c) The Corporation reserves the right to suspend the Offering at any time, in the absolute discretion of the Board of Directors, and upon notice of such suspension the Placement Agent shall cease to offer the Shares.

     (d) The Corporation and the Placement Agent will cooperate with each other in taking such action as may be necessary to qualify the Shares for sale under the securities laws of such states as the Corporation may designate. The Corporation shall pay all fees and expenses of registering the Shares under the Securities Act and of registering or qualifying the Shares and the Corporation's qualification under applicable state securities laws. The Placement Agent shall pay all expenses relating to its broker-dealer qualification.

     (e) The Corporation shall advise the Placement Agent immediately: (i) of any request by the Commission for amendments to the Corporation's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission or any stop order suspending the effectiveness of the Corporation's Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Corporation's Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the Commission with respect to any amendments to the Corporation's Registration Statement or Prospectus which may from time to time be filed with the Commission under the Securities Act.

     SECTION 3.   EXPENSES
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     The Corporation will pay all fees, costs and expenses incident to the performance by the Corporation of its obligations hereunder, including: (a) the preparation, printing, filing and distribution of the Registration Statement (including the exhibits thereto), all amendments and supplements thereto and the Prospectus; (b) the preparation, printing, and issuance of the Shares including any stamp taxes and transfer agent and registrar fees payable in connection with the original issuance of the Shares; (c) the registrations or qualifications referred to in Section (2) hereof including fees and disbursements of counsel relating to such registrations or qualifications; (d) the fees and expenses of the Corporation's accountants and the fees and expenses of counsel for the Corporation; (e) the expenses of delivery to the Placement Agent of copies of the Prospectus, as may be requested for use in connection with the Offering; (f) any filings required to be made by the Placement Agent with the National Association of Securities Dealers, Inc.; (g) the fees and expenses incurred with respect to the quotation of the Shares on the Nasdaq SmallCap Market. In the event the Offering is terminated pursuant to Section (5) hereof, the Placement Agent will be entitled to reimbursement only for its actual accountable out-of-pocket expenses.

     SECTION 4.   TERMS OF THE OFFERING

     The Offering shall commence upon the effectiveness of the Registration Statement (the "Effective Date"). All subscription proceeds shall be immediately deposited into an escrow account established at UMB Bank, N.A. The termination date of the Offering is on the earlier to occur of: the date selected by the Corporation; the date of the sale of the Maximum; or the date that is 180 days after the Effective Date, unless extended by the Corporation for one or more additional periods not to exceed an additional 30 days in the aggregate, in which case, on that date which such additional period expires (the "Termination Date"). If the Minimum is not sold by 5:00 p.m. Baltimore Time on the Termination Date, the Offering shall terminate and all subscription proceeds shall be returned to prospective investors, without discount and without interest.

     On such date after the sale of the Minimum and on or before the Termination Date as shall be determined by the Corporation and subject to the terms and conditions of this Agreement, a closing shall occur pursuant to which the Shares shall be issued to subscribers against release of the Offering proceeds held in escrow with respect to such subscribers' subscriptions ("Initial Closing"). After the Initial Closing, subscription proceeds will be held by the Corporation pending a subsequent closing. Subject to the terms and conditions of this Agreement, subsequent closings ("Subsequent Closings") shall be held thereafter with respect to additional sales of the Shares on a monthly basis or on such a more frequent basis as the Corporation and Placement Agent shall agree until the earlier of the Termination Date or termination of the Offering as provided herein. Initial Closing or a Subsequent Closing is hereinafter referred to sometimes as a Closing.

     The Offering Price will be $[] per Share. The minimum subscription will be for 100 Shares. The Placement Agent, at its option, may be paid a selling concession of up to seven percent (7%) of the subscription proceeds ($.[ ] per share) from all sales of the

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Shares all, or any portion, of which the Placement Agent may reallow to other selling agents or any qualified independent underwriter. The Corporation shall have the right to accept or reject in whole or in part subscriptions for the Shares.

     SECTION 5.   TERMINATION

     This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board of Directors of the Corporation, on 10 days' written notice to the Placement Agent or (ii) by the Placement Agent on 10 days' written notice to the Corporation. This Agreement shall automatically terminate in the event of its assignment.

     SECTION 6.   ACTIVITIES OF PLACEMENT AGENT

     Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Placement Agent's right, or the right of any of its officers, directors or employees (whether or not they are a director, officer, employee or other affiliated person of the Corporation) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other company, corporation, firm, individual or association.

     SECTION 7.   MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Maryland without reference to principles of conflict of law.

     (f) This Agreement has been and is made solely for the benefit of the Placement Agent, the Corporation and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein,

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and no other person will have any right or obligation hereunder.  The term
"successors" shall not include any purchaser of the Shares merely because of such purchase.

     (g) This Agreement embodies the entire agreement between the Corporation and the Placement Agent relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     (h) Please confirm that the foregoing correctly sets forth the agreement between the Corporation and the Placement Agent.

                              Very truly yours,
                              CHAPMAN HOLDINGS, INC.



                              By:__________________________
                                  Nathan A. Chapman, Jr.
                                  President


Accepted,

THE CHAPMAN CO.



By:__________________________
    Nathan A. Chapman, Jr.
    President



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